UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC, 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported:  March 15, 2016)

______________________

INNOPHOS HOLDINGS, INC.
(exact  names of registrants as specified on their charters)

______________________

Delaware (states or other jurisdictions of incorporation)	001-33124 (Commission File numbers)	20-1380758 (IRS Employer Identification Nos.)
259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Officer, including Zip Code)

(609) 495-2495
(Registrants' Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Innophos Holdings, Inc. (“Innophos”) announced that, effective March 15, 2016, William Farran, Senior Vice President, Chief Legal Officer and Corporate Secretary left Innophos after 29 years of dedicated service. Effective March 15, 2016, Joshua Horenstein, General Counsel, Specialty Ingredients & Nutrition will serve as acting Chief Legal Officer and Corporate Secretary. Innophos intends to conduct a search for a permanent Chief Legal Officer. A copy of Innophos' press release concerning this matter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with his departure, Mr. Farran executed a general release of claims. Following expiration of the revocation period on this release, Mr. Farran will be entitled to (i) the severance benefits outlined in Mr. Farran’s employment agreement with Innophos dated as of January 25, 2008 and filed on May 1, 2008 and (ii) an additional transition payment of $360,976 on or before April 14, 2016.

Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release dated March 21, 2016

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

Dated:	March 21, 2016	By:	/s/ Mark Feuerbach
		Name:	Mark Feuerbach
		Title:	Senior Vice President and Chief Financial Officer